[PRICWATERHOUSECOOPERS LOGO]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 12, 2001, relating to the financial statements of New York Life Insurance and Annuity Corporation which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
May 30, 2001